Exhibit 99.1
                                                                    ------------

                                       CLARK CONSULTING


CONTACT:     JIM RADOSEVICH
             VICE PRESIDENT, CORPORATE FINANCE & INVESTOR RELATIONS
             PHONE: 847-304-5800; EMAIL - JIM.RADOSEVICH@CLARKCONSULTING.COM


                 CLARK CONSULTING REPORTS THIRD QUARTER RESULTS

Barrington, IL, October 28, 2004 - Clark Consulting (NYSE: CLK) a national firm dedicated to helping companies keep their best people through integrated compensation, benefits and funding solutions, today announced its third quarter results.

THIRD QUARTER OVERVIEW

o New business revenue was $31.7 million, a 27.1% decrease from third quarter 2003

o Renewal revenue was $35.0 million, as compared to $34.4 million for third quarter 2003

o Operating expense was $38.8 million, a 3.9% decrease from the comparable 2003 period

o Operating income totaled $8.2 million, down 22.0% from the third quarter 2003

o Net income was $1.5 million, a 45.1% decrease from the prior year period

o The Company implemented a workforce reduction in its Banking Practice during the quarter in response to a continued soft banking market

o During the quarter, the Board authorized a stock buyback program of up to $5 million of the Company's outstanding common stock

FINANCIAL SUMMARY OF OPERATIONS ($ IN MILLIONS EXCEPT EPS)

                         Three months ended         Nine months ended
                           Septermber 30,             September 30,
                          2004        2003           2004         2003
                          ----        ----           ----         ----
 Total Revenue            $66.7       $77.9         $221.9      $239.7
 Operating Income           8.2        10.5           30.6        30.8
 Net Income                 1.5         2.8            7.6         8.3
 EPS (Diluted)            $0.08       $0.15         $ 0.40      $ 0.45

                                              as of 9/30/04    12/31/03
                                                    -------    --------
 Unrestricted Cash                                    $9.7        $3.2
 Restricted Cash*                                     10.1        19.0
 Trust Preferred Debt                                 45.0        27.0
 Other Recourse Debt                                   5.0        36.8
 Non-Recourse Debt**                                 276.1       288.7
 Recourse Debt/Capitalization ratio                   15.7%       19.8%
 Total Debt/Capitalization ratio                      54.9%       57.7%

-------------------
*        cash designated for the Company's securitization payments

** debt incurred as a result of a securitization of specified inforce revenues, which is non-recourse to the Company's general assets

The Company reported third quarter 2004 revenue of $66.7 million, which represents a decrease of 14.3% from the third quarter of 2003. First year revenue was $31.7 million, a 27.1% decrease from third quarter 2003. First year revenue growth continued to be strong in the Company's consulting practices, but was more than offset by a significant shortfall in its Banking Practice. Renewal revenue was $35.0 million, up slightly from the $34.4 million in the previous year's third quarter.


  Quarterly results ($ millions)           9/30/04        9/30/03       Difference     % Change
                                           -------        -------       ----------     --------

  New business                              $31.7           $43.4         -$11.7        -27.1%
  Renewals and other                        $35.0           $34.4           $0.6          1.8%

Commission expense was $15.1 million during the period, compared to $21.2 million in the same period of 2003. As a percent of revenue, commission expense declined to 22.6% compared to 27.2% in third quarter 2003, reflecting a higher percentage of renewal revenue and more sales from employees as compared to independent consultants. Also contributing to the decline in commission expense as a percent of revenue was a higher percentage of consulting revenue not subject to commission. Operating expense declined 3.9% for the period to $38.8 million, as compared to $40.4 million during the third quarter 2003. Operating income totaled $8.2 million, down from $10.5 million in the same period last year. Net income was $1.5 million, or $0.08 per diluted share, versus net income of $2.8 million, or $0.15 per diluted share, in third quarter 2003.

"Revenue was strong in our compensation consulting and federal policy operations and renewal revenues remained solid, but unfortunately this was more than offset by the decrease in first-year revenue in the banking market," noted Tom Wamberg, Chairman and CEO of Clark Consulting. "The revenue shortfall from our Banking Practice is attributable to the challenging interest rate environment we are currently operating in, which makes it difficult to sell our various banking products; and the sales force changes that occurred earlier this year. In response to this shortfall, we made some difficult cuts in our Banking Practice during the past quarter, and we will continue to monitor that practice closely going forward."

During the quarter, the Company announced that it had implemented a reduction in its workforce within its Banking Practice in response to a continued soft banking market. The actions generated $230 thousand of severance costs during the quarter, and are expected to result in annual operating expense savings of approximately $1.5 million.

"While we have continued to experience a difficult legislative and macro-economic environment for generating new business revenue, we have been successful in controlling costs," stated Tom Pyra, Chief Operating Officer of Clark Consulting. "Our operating expenses are less than last year despite the significant cost increase from Sarbanes-Oxley compliance. Our year-to-date operating income margin has improved to 13.8% from last year's 12.9%, despite the reduction in sales." Mr. Pyra added, "Our balance sheet continues to strengthen. Currently, we have zero debt on our bank facility, and have reduced our total debt by $26.4 million during the year. We continue to generate strong cash flow which we will use for strategic acquisitions and to buy back our stock when it is attractive to do so."

OUTLOOK

Tom Wamberg stated, "During the course of this year we have made a concerted effort to improve our efficiency and reduce costs across the organization. These steps should provide significantly improved operating leverage when the business environment becomes more favorable for our products. We remain well positioned in our industry, our balance sheet is stronger than ever, and we continue to believe there is significant opportunity within our marketplace as we move forward."

A conference call discussing the Company's third quarter 2004 results will take place this morning, October 28, 2004 at 10:00 am CST. The call will be webcast live and can be listened to by accessing the Company's website at www.clarkconsulting.com.

Founded in 1967, Clark Consulting is a firm with expertise in executive compensation and benefit design, funding and plan administration. With more than 3,950 corporate, banking and healthcare clients, the Company's mission is helping companies keep their best people.

All statements other than statements of historical fact included in this news release are forward-looking statements. Words such as "anticipate, " "believe," "estimate, " "expect, " "intend" and similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as difficulties associated with changes in tax legislation, dependence on key consultants, the Company's dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressure, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission. Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company's Internet site: http://www.clarkconsulting.com.

                                   CLARK, INC.
                                  BALANCE SHEET
                                    UNAUDITED
                     ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                          SEPTEMBER 30,           DECEMBER 31,
                                                              2004                   2003
                                                              ----                   ----
                                     ASSETS
 Current Assets
     Cash and cash equivalents                             $  9,741               $  3,156
     Restricted cash                                         10,073                 18,966
     Accounts and notes receivable, Net                      32,269                 47,478
     Prepaid income taxes                                     4,976                  2,931
     Deferred income taxes                                      155                    253
     Other current assets                                     5,402                  3,149
                                                           --------               --------
        Total Current Assets                                 62,616                 75,933
                                                           --------               --------

Intangible Assets, Net                                      584,828                589,803
Equipment and Leasehold Improvements, Net                    12,467                 13,284
Other Assets                                                 20,187                 20,283
                                                           --------               --------
        TOTAL ASSETS                                       $680,098               $699,303
                                                           ========               ========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities
     Accounts payable                                      $  2,498               $  8,129
     Accrued liabilities                                     43,074                 46,648
     Deferred revenue                                         3,837                  1,980
     Recourse debt maturing within one year                   1,264                  8,120
     Non-recourse debt maturing within one year               7,229                  8,433
                                                           --------               --------
        Total Current Liabilities                            57,902                 73,310
                                                           --------               --------

 Trust Preferred debt                                        45,000                 27,000
 Other long-term recourse debt                                3,763                 28,672
 Long-term non-recourse debt                                268,912                280,296
 Deferred income taxes                                       20,868                 14,057
 Deferred compensation                                        6,881                  6,563
 Interest rate swap                                             216                    157
 Other non-current liabilities                                8,106                 10,980

 STOCKHOLDERS' EQUITY
     Common stock                                               188                    186
     Paid-in capital                                        193,231                190,876
     Retained earnings                                       77,228                 69,643
     Other comprehensive income                                (253)                  (245)
     Deferred compensation                                    1,799                      -
     Treasury stock                                          (3,743)                (2,192)
                                                           --------               --------
        TOTAL STOCKHOLDERS' EQUITY                          268,450                258,268
                                                           --------               --------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $680,098               $699,303
                                                           ========               ========


                                   CLARK, INC.
                                INCOME STATEMENT
                                   UNAUDITED
                      ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                            FOR THE THREE MONTHS ENDED                FOR THE NINE MONTHS ENDED
                                                  SEPTEMBER 30,                             SEPTEMBER 30,
                                            2004              2003                    2004                2003
                                      ------------        ------------             ----------         ------------
 Total revenue                        $    66,692         $    77,852            $   221,944          $   239,748
 Commission and fee expense                15,080              21,166                 53,108               67,988
 General and administrative expense        38,830              40,423                124,573              124,833
 Amortization of intangibles                4,564               5,769                 13,670               16,144
                                      -----------         -----------            -----------          -----------
     INCOME FROM OPERATIONS                 8,218              10,494                 30,593               30,783
                                      -----------         -----------            -----------          -----------
 Other income/(expense)                        17                  88                 (1,448)                 269
 Interest                                      54                  58                    160                  242
 Interest expense                          (5,572)             (6,080)               (16,710)             (18,247)
                                      -----------         -----------            -----------          -----------
     Pre-tax income                         2,717               4,560                 12,595               13,047
 Income tax expense                         1,208               1,809                  5,011                4,723
                                      -----------         -----------            -----------          -----------
     NET INCOME                       $     1,509         $     2,751            $     7,584          $     8,324
                                      ===========         ===========            ===========          ===========
 Basic net income per common share
     Net income                       $      0.08         $      0.15            $      0.41          $      0.46
     Weighted average shares           18,601,725          18,399,980             18,554,356           18,281,336
 Diluted net income per common share
     Net income                       $      0.08         $      0.15            $      0.40          $      0.45
     Weighted average shares           18,829,566          18,700,694             18,853,198           18,645,244


                                   CLARK, INC.
                            INCOME STATEMENT DETAIL
                                    UNAUDITED
                      ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                            FOR THE THREE MONTHS ENDED                FOR THE NINE MONTHS ENDED
                                                  SEPTEMBER 30,                             SEPTEMBER 30,
                                            2004                2003                   2004                2003
                                        -----------         -----------             ----------         ------------

 EXECUTIVE BENEFITS PRACTICE
     First year revenue                 $   4,032          $    4,895               $ 21,404           $   17,717
     Renewal revenue                       12,284              12,452                 34,487               41,113
                                        ---------          ----------               --------           ----------
         Total revenue                     16,316              17,347                 55,891               58,830
     Commission expense                     6,632               7,564                 22,489               25,474
     Operating expense                      7,729               8,689                 23,481               26,258
     Amortization                             966               1,044                  2,875                3,075
                                        ---------          ----------               --------           ----------
         Operating income               $     989          $       50               $  7,046           $    4,023
                                        =========          ==========               ========           ==========
 BANKING PRACTICE
     First year revenue                 $   7,714          $   18,417               $ 31,353           $   50,708
     Renewal revenue                       19,933              19,404                 61,948               61,575
                                        ---------          ----------               --------           ----------
         Total revenue                     27,647              37,821                 93,301              112,283
     Commission expense                     6,785              12,657                 27,174               39,429
     Operating expense                      9,896               9,510                 33,668               30,839
     Amortization                           3,072               4,166                  9,215               11,395
                                        ---------          ----------               --------           ----------
         Operating income               $   7,894          $   11,488               $ 23,244           $   30,620
                                        =========          ==========               ========           ==========
 HEALTHCARE GROUP
     First year revenue                 $   5,448          $    7,214               $ 18,526           $   20,559
     Renewal revenue                        2,073               1,937                  8,394                7,109
                                        ---------          ----------               --------           ----------
        Total revenue                       7,521               9,151                 26,920               27,668
     Commission expense                     1,192                 945                  2,823                3,085
     Operating expense                      5,875               6,162                 19,320               19,232
     Amortization                             389                 421                  1,168                1,262
                                        ---------          ----------               --------           ----------
         Operating income               $      65          $    1,623               $  3,609           $    4,089
                                        =========          ==========               ========           ==========

 PEARL MEYER PARTNERS
     Total revenue                      $   8,216          $    5,833               $ 23,989           $   19,438
     Operating expense                      6,766               5,742                 20,054               18,172
     Amortization                             -                   -                      -                   -
                                        ---------          ----------               --------           ----------
         Operating income               $   1,450          $       91               $  3,935           $    1,266
                                        =========          ==========               ========           ==========

                                   CLARK, INC.
                        INCOME STATEMENT DETAIL - CONT'D.
                                    UNAUDITED
                     ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)


                                            FOR THE THREE MONTHS ENDED                FOR THE NINE MONTHS ENDED
                                                  SEPTEMBER 30,                             SEPTEMBER 30,
                                            2004                2003                   2004                2003
                                        -----------         -----------             ----------         ------------
Human Capital Practice
     Total revenue                       $  2,380           $   2,587              $  6,712            $    7,672
     Commission expense                       471                 -                     622                   -
     Operating expense                      1,799               3,593                 6,119                10,823
                                         --------           ---------              --------            ----------
         Operating income                $    110           $  (1,006)             $    (29)           $   (3,151)
                                         ========           =========              ========            ==========
Federal Policy Group
     Total revenue                       $  3,360           $   3,966              $ 11,125            $   10,963
     Operating expense                      2,414               1,959                 7,397                 5,512
     Amortization                              96                  96                   288                   288
                                         --------           ---------              --------            ----------
         Operating income                $    850           $   1,911              $  3,440            $    5,163
                                         ========           =========              ========            ==========
 Broker Dealer
     Total revenue                       $  1,011           $   1,000              $  3,556            $    2,390
     Operating expense                        921                 831                 2,793                 2,507
     Amortization                             -                    -                      -                     -
                                         --------           ---------              --------            ----------
         Operating income                $     90                 169              $    763            $     (117)
                                         ========           =========              ========            ==========
 Corporate
     Total revenue                       $    241           $     147              $    450            $      504
     Operating expense                      3,430               3,937                11,741                11,490
     Amortization                              41                  42                   124                   124
                                         --------           ---------              --------            ----------
          Operating income               $ (3,230)          $  (3,832)             $(11,415)           $  (11,110)
                                         ========           =========              ========            ==========
